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                                                                      EXHIBIT 15


               LETTER RE UNAUDITED INTERIM FINANCIAL INFORMATION



                                       January 29, 1998



United Health Care Corporation
300 Opus Center
9900 Bren Road East
Minnetonka, Minnesota  55343

To  United HealthCare Corporation

     We are aware that United HealthCare Corporation and Subsidiaries has incorporated by reference in this Registration Statement its Form 10-Q's for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, which include our reports dated May 7, 1997, August 7, 1997 and November 6, 1997 covering the unaudited interim condensed consolidated financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, those reports are not considered a part of the Registration Statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Securities Act of 1933.


                                       Very truly yours,



                                       ARTHUR ANDERSEN LLP